AMENDMENT AGREEMENT

THIS AMENDMENT AGREEMENT (this “Amendment”) is effective as of this 1st day of August, 2023, by and between Aspiriant Risk-Managed Capital Appreciation Fund, a Delaware statutory trust (“Fund”), UMB Fund Services, Inc., a Wisconsin corporation (“UMBFS”), UMB Distribution Services, LLC, a Wisconsin limited liability company (“UMBDS”) and UMB Bank, n.a., a national banking association (“UMB” and together with UMBFS and UMBDS, the “UMB Entities.”)

WHEREAS, the Fund and UMBFS have entered into a Fund Administration, Fund Accounting and Recordkeeping Agreement dated as of March 31, 2021 (the “UMBFS Agreement”);

WHEREAS, the Fund and UMBDS have entered into a Distribution Agreement dated as of March 31, 2021 (the “UMBDS Agreement”);

WHEREAS, the Fund and UMB have entered into a Custody Agreement (the “Custody Agreement”) dated January 19, 2021 (the UMBFS Agreement, UMBDS Agreement and Custody Agreement are collectively referred to herein as, the “Agreements”);

WHEREAS, the parties wish to amend the Agreements as set forth herein by entering into this Amendment.

NOW THEREFORE, for and in consideration of the mutual promises hereinafter set forth, and such other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Schedule B to the UMBFS Agreement shall hereby be amended and restated in its entirety to read as the respective Schedule B attached hereto.

2. Schedule A to the UMBDS Agreement shall hereby be amended and restated in its entirety to read as the respective Schedule A attached hereto.

3. Schedule A to the Custody Agreement shall hereby be amended and restated in their entirety to read as the Schedule A attached hereto.

4. The parties hereby agree to extend the current term of the UMBFS Agreement and Custody Agreement, to July 31, 2028 (“Initial Term”). Subject to the terms and conditions of each Agreement, as amended by this Amendment, each Agreement shall continue in effect for the aforementioned Initial Term. After that date, each Agreement shall automatically renew for additional twelve (12) month terms (each a “Renewal Term”) unless earlier terminated as provided for in the respective Agreement. In the event any Agreement is terminated by the Fund with respect to any or all of its series (each a “Series”) prior to the end of the Initial Term or any subsequent Renewal Term, the Fund on behalf of such Series shall fulfill its obligations under the applicable Agreements, as amended, through the end of the Initial Term or Renewal Term, as applicable. For the avoidance of doubt, payment of fees through the end of the Initial Term or Renewal Term is one such obligation. However, the Fund will only be obligated to fulfill its obligations, including the payment of fees, through the end of the calendar year in which such liquidation was finalized with respect to any Series or the Fund upon the liquidation of the Series or the Fund, as the case may be. For purposes of this section 4, the term “liquidation” shall mean a transaction in which the assets of the Fund or a Series are sold or otherwise disposed of and proceeds therefrom are distributed in cash or other assets to the shareholders in complete liquidation of the interests of such shareholders in the entity as the means of terminating, directly and indirectly, the operations of such Fund or Series. However, a liquidation does not include any transaction, or series of transactions, in which the liquidation is intended to effectuate the movement of the Fund’s (or a Series’) assets, directly or indirectly, to another acquiring fund or for such assets to subsequently be managed by a different investment adviser. If any Agreement is terminated by the Fund with respect to any or all of its Series prior to the end of the Initial Term or any subsequent Renewal Term due to a liquidation, and is obligated to pay fees pursuant to the Agreement through the end of the calendar year, any such fees shall consist solely of annual minimum fees, and shall not include any asset-based fees, and fees for services being provided to the Series or Fund, as applicable on the date of notice of termination. If any Agreement is terminated by the Fund with respect to any or all of its Series prior to the end of the Initial Term or any subsequent Renewal Term for any other reason, and is obligated to pay fees pursuant to the Agreement through the end of the Initial Term or Renewal Term, as applicable, any such fees shall be determined based on the net assets of the Fund or Series at the time such notice of termination is provided and such other service/transactional fees for services being provided to the Series or Fund, as applicable on the date of notice of termination.

5. The parties agree that, while any of the Agreements are effective, the parties shall work in good faith with each other and the Funds’ other service providers, as applicable, to develop and implement additional procedures as reasonably requested by Aspiriant in connection with the services carried out by the UMB Entities pursuant to the Agreements. The parties agree that this section and its requirements shall be incorporated into, and constitute an obligation of the parties with respect to, each of the Agreements.

6. Notwithstanding anything in this Amendment or in any of the Agreements, the parties hereby agree that, in addition to the rights and obligations of the parties under each Agreement, the Fund shall have the right, at any time during the Initial Term or any Renewal Term as may be applicable by written notice to UMBFS, to immediately terminate the tax and/or regulatory and tax compliance services provided by UMBFS to the Fund under the applicable Agreement without any penalty, default or additional fees or expenses. In the event of any such termination of such services, any prepaid fees for such services would be prorated and future fees for such services will no longer be due to UMBFS.

7. The parties hereby agree that the term section of each of the Agreements is amended to add the following language so that, notwithstanding the Initial Term and any Renewal Term, an Agreement may be terminated by the Fund for Cause, as provided below:

Notwithstanding anything to the contrary elsewhere herein or in the applicable Agreement, at any time during the Initial Term or any Renewal Term the Fund may terminate the Agreement for Cause (as defined below) upon notice to [UMBFS]/[ UMBDS]/[UMB] (which such written notice shall describe the act or omission that constitutes Cause in reasonable detail), provided, however, that if the act or omission that constitutes Cause is: (i) capable of being cured, then, [UMBFS]/[ UMBDS]/[UMB] shall have 30 days from the date upon which [UMBFS]/[ UMBDS]/[UMB] received such written notice to fully cure such act or omission, and, if [UMBFS]/[ UMBDS]/[UMB] fails to fully cure such act or omission within such 30-day period, then, the applicable Agreement shall terminate with respect to the Fund on the 30th day following the date upon which [UMBFS]/[ UMBDS]/[UMB] received such written notice; or (ii) not capable of being cured, then, the Agreement shall terminate with respect to the Fund on the date upon which [UMBFS]/[ UMBDS]/[UMB] received such written notice (or such later effective date of termination as such Fund may provide in such written notice). Termination for Cause as described herein shall be without penalty, without default, without the payment of any remaining balance of fees payable through the end of the Initial Term or Renewal Term (other than fees accrued through the date of termination) and without the payment of any liquidated damages. For purposes of this Section 8, “Cause” shall mean [UMBFS]/[ UMBDS]/[UMB]’s bad faith, gross negligence, willful misconduct, fraud, or other action or omission that constitutes, or that could reasonably result in, a material breach or default by [UMBFS]/[ UMBDS]/[UMB] with respect to the Fund under the Agreement.

8. Any reference to any Agreement shall be a reference to such Agreement as amended hereby. All rights, obligations and liabilities in respect of the Agreements shall continue to exist save as varied herein. In the event of any conflict or inconsistency between the provisions of this Amendment and the Agreements, the terms of this Amendment shall prevail. All other terms of the Agreements are hereby ratified and confirmed.

9. This Amendment may be executed in any number of counterparts, each of which shall constitute an original, but which together shall constitute one instrument.

10. The parties hereby agree that the attachments to this Amendment shall be considered confidential information, as such term may be defined in an Agreement, subject to the terms of the Agreements.

11. This Amendment shall be governed by and construed in accordance with the laws of the State of Delaware, excluding the laws on conflicts of laws.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed in counterparts by their respective officers, thereunto duly authorized, as of the date first above written.

[signatures on following page]

ASPIRIANT RISK-MANANGED CAPITAL APPRECIATION FUND
(“Fund”)

By:
Benjamin D. Schmidt - Treasurer

UMB FUND SERVICES, INC.
(“UMBFS”)

By:
Maureen A. Quill - Executive Vice President

UMB DISTRIBUTION SERVICES, LLC.
(“UMBDS”)

By:
Scott Schulenburg - President

UMB BANK, N.A.
(“UMB”)

By:
Amy Small - Executive Vice President

Schedule B

to the

Fund Administration, Accounting and Recordkeeping Agreement

by and between

Aspiriant Risk-Managed Capital Appreciation Fund

and

UMB Fund Services, Inc.

Fees

[Reserved]

Schedule A

to the

Distribution Agreement

by and between

Aspiriant Risk-Managed Capital Appreciation Fund

and

UMB Distribution Services, LLC

FEES

[Reserved]

Schedule A

to the

Custody Agreement

by and between

Aspiriant Risk-Managed Capital Appreciation Fund

and

UMB Bank, n.a.

Fees

[Reserved]